ESCROW AGREEMENT

THIS ESCROW AGREEMENT dated as of June 14, 2006 (the “Escrow Agreement”) and retroactively effective as of February 24, 2006 (the “Effective Date”), the date that the shares subject to this Escrow Agreement were authorized for issuance in advance the date that the Amended and Restated Service Contract (the “Agreement”) was entered into, is made among Public Company Management Corporation (“PCMC”), for itself and on behalf of its wholly-owned subsidiaries, GoPublicToday.com (“GPT”) and Public Company Management Services, Inc. (“PCMS”), Harold Gewerter, Esq. (the “Escrow Agent”), and Pro Travel Networks, Inc. (“Pro Travel”).

W I T N E S S E T H:

WHEREAS, PCMC, GPT and PCMS are each a party to the Agreement and that certain Addendum to Amended and Restated Service Contract (the “Addendum”) dated June 8, 2006, and retroactively effective as of April 6, 2006, the date of the Agreement.

WHEREAS, the Agreement and the Addendum collectively provide in pertinent part that in the event that Pro Travel registers any securities pursuant to the Securities Act of 1933 or the Securities Act of 1934, Pro Travel will, in addition to making certain cash payments, issue 375,000 shares of its common stock (the “Continuing Stock Compensation”) to PCMS for services to be provided by PCMS under the Agreement during the first 12 months following the effective date of such registration and that PCMS is to start providing services on the date that Pro Travel’s pending registration statement on Form SB-2 is declared effective (the “Starting Date”).

WHEREAS, PCMS requested advance payment of the Continuing Stock Compensation and Pro Travel was willing to make such payment in advance provided that PCMS deliver into escrow prior to the Starting Date the Continuing Stock Compensation (the “Escrowed Shares”) to be held and released by the Escrow Agent subject to the terms provided herein.

WHEREAS, Pro Travel has acknowledged that it has issued the Continuing Stock Compensation in the name of PCMS in advance of the date on which PCMS is to start providing services and PCMS has acknowledged that it has received the Continuing Stock Compensation and will start providing services on such date.

WHEREAS, PCMC, GPT, PCMS and Pro Travel desire to provide for the safekeeping of the Escrowed Shares until such time as the Escrow Agent is required to release such shares to PCMS as hereinafter set forth.

NOW, THEREFORE, PCMC, GPT, PCMS, the Escrow Agent, and Pro Travel do hereby agree as follows:

ARTICLE I
INTERPRETATION

1.1. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Escrow Agreement.

1.3. Extended Meanings. In this Escrow Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4. Waivers and Amendments. This Escrow Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5. Headings. The division of this Escrow Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Escrow Agreement.

1.6. Law Governing this Agreement. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

ARTICLE II
DELIVERIES TO THE ESCROW AGENT

2.1. PCMS Deliveries. Prior to the Starting Date, PCMS shall deliver to the Escrow Agent the Escrowed Shares and this Escrow Agreement executed by PCMS.

2.2. Pro Travel Deliveries. Prior to the Starting Date, Pro Travel shall deliver this Escrow Agreement executed by Pro Travel.

2.3. Intention to Create Escrow Over Escrowed Shares. PCMS and Pro Travel intend that the Escrowed Shares shall be held in escrow by the Escrow Agent pursuant to this Escrow Agreement for their benefit as set forth herein.

2.4. Escrow Agent to Deliver Escrowed Shares. The Escrow Agent shall hold and release the Escrowed Shares only in accordance with the terms and conditions of this Escrow Agreement.

ARTICLE III
ACTION BY ESCROW AGENT; RELEASE OF TRANSACTION DOCUMENTS AND ESCROWED SHARES

3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrowed Shares to PCMS on the earlier of the date that Pro Travel’s pending registration statement on Form SB-2 is declared effective or June 30, 2006.

3.2. Acknowledgement of PCMC, GPT, PCMS and Pro Travel; Disputes. PCMC, GPT, PCMS and Pro Travel acknowledge that the only terms and conditions upon which the Escrowed Shares are to be released are set forth in Sections 3 and 4 of this Escrow Agreement and each reaffirms its agreement to abide by the terms and conditions of this Escrow Agreement with respect to the release of the Escrowed Shares. Any dispute with respect to the release of the Escrowed Shares shall be resolved pursuant to Section 4.2 or by agreement between the PCMC, GPT, PCMS, Pro Travel and the Escrow Agent.

ARTICLE IV
CONCERNING THE ESCROW AGENT

4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a) PCMC, GPT, PCMS and Pro Travel acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether PCMS is entitled to receipt of the Escrowed Shares pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Escrow Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property, but in no event less than a reasonable amount of care; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) PCMC, GPT, PCMS and Pro Travel acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Escrow Agreement. PCMC, GPT, PCMS and Pro Travel agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Escrow Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Escrow Agreement. The Escrow Agent shall owe a duty only to PCMC, GPT, PCMS and Pro Travel under this Escrow Agreement and to no other person.

(c) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to PCMC, GPT, PCMS and Pro Travel. Prior to the effective date of the resignation as specified in such notice, PCMC, GPT, PCMS and Pro Travel will issue to the Escrow Agent joint written instructions authorizing delivery of the Escrowed Shares to a substitute Escrow Agent selected by PCMC, GPT or PCMS. If no successor Escrow Agent is named, the Escrow Agent may apply to a court of competent jurisdiction in the State of Nevada for appointment of a successor Escrow Agent, and to deposit the Escrowed Shares with the clerk of any such court.

(d) The Escrow Agent does not have and will not have any interest in the Escrowed Shares, but is serving only as escrow agent, having only possession thereof.

(e) This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Escrow Agreement.

(f) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

ARTICLE V
GENERAL MATTERS

5.1. Termination. This escrow shall terminate upon the release of all of the Escrowed Shares or at any time upon the agreement in writing of PCMC, GPT, PCMS and Pro Travel.

5.2. Notices. Any notice, request or other communication hereunder shall be given in writing and shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, four (4) days after mailing, if mailed, or one (1) business day after timely delivery to the overnight courier service, if delivered by overnight courier service to the party at the address provided for such party on the signature page hereto.

5.3. Interest. The Escrowed Shares shall not be held in an interest bearing account nor will interest be payable in connection therewith.

5.4. Assignment; Binding Agreement. Neither this Escrow Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Escrow Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6. Counterparts/Execution. This Escrow Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Escrow Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7. Agreement. Each of the undersigned parties represents that each such party has read the foregoing Escrow Agreement and understands and agrees to it.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be binding and effective as of the Effective Date.

PCMC
Public Company Management Corporation

By: /s/ Stephen Brock
Stephen Brock, President

GPT
GoPublicToday.com

By: /s/ Stephen Brock
Stephen Brock, President

PCMS
Public Company Management Services, Inc.

By: /s/ Stephen Brock
Stephen Brock, President

Address: 5770 El Camino Rd
Las Vegas, NV 89118
Facsimile:

Pro Travel
Pro Travel Network, Inc.

By: /s/ Paul Henderson
Paul Henderson, President

Address: 516 W Shaw Ave, Ste 103
Fresno, CA 93704
Facsimile:

Escrow Agent
Harold Gewerter, Esq.

/s/ Harold Gewerter
Harold Gewerter, Esq.

Address: 5440 W Sahara Ave, Ste 202
Las Vegas, NV 89146
Facsimile: